Exhibit 10.1

SINGLE TOUCH SYSTEMS INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 19, 2013, by and between Single Touch Systems Inc., a Delaware corporation (the “Company”), and the investor set forth on the signature pages affixed hereto (the “Investor”).

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, 500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.49 per share; and

WHEREAS, in connection with the Investor’s purchase of the Shares, the Investor will receive certain registration rights, and will be subject to certain restrictions on the transfer of the Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

1.             Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument or otherwise.

“Blue Sky Application” as defined in Section 5.2(a) hereof.

“Business Day” shall mean any day on which banks located in New York City are required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.2 hereof.

“Common Stock” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggyback Registration” as defined in Section 5.1 hereof.

“Registrable Securities” shall mean (i) the Shares, (ii) any other shares of Common Stock owned by the Investor, (iii) any shares of Common Stock issued or issuable (directly or indirectly) upon conversion, exchange and/or exercise of any other securities of the Company owned by the Investor on or about the date hereof and (iv) any other securities issued or issuable with respect to, or in exchange for or in replacement of, Registrable Securities, whether issued as a dividend or other distribution, or by merger, charter amendment or otherwise; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investors without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement and any other agreement, instrument or other document contemplated hereby or otherwise executed and/or delivered from time to time in connection herewith.

“Transaction Securities” shall mean the Shares and any other shares of Common Stock purchased by the Investor on or about the date hereof.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” shall mean any entity engaged by the Company to serve as an underwriter in connection with a registration or offering of securities referred to in Section 5.

2.             Sale and Purchase of Shares.

2.1.           Subscription for Shares by Investor.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Investor shall purchase, and the Company shall sell and issue to the Investor, the Shares, in the amount set forth on Exhibit A attached hereto in exchange for the purchase price set forth opposite the Investor’s name on such Exhibit A.

2.2.           Closing.  The closing (the “Closing”) of the purchase of the Shares by the Investor shall occur at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, or remotely via the exchange of documents and signatures.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below (or such other date or time as is mutually agreed to in writing by the Company and the Investor).

2.3.           Closing Deliveries.  At the Closing, the Company shall deliver to the Investor, against delivery by the Investor of the purchase price (as provided below), a certificate or certificates, registered in such name or names as the Investor may designate, representing the Shares.  At the Closing, the Investor shall deliver or cause to be delivered to the Company the purchase price for the Shares set forth opposite the Investor’s name on Exhibit A annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the Closing Date or in immediately available funds, by wire transfer to an account designated in writing by the Company to the Investor at least two Business Days prior to the Closing Date.

3.             Representations, Warranties and Acknowledgments of the Investor.

The Investor represents and warrants to the Company that:

3.1.           Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

3.2.           Purchase Entirely for Own Account.  The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3.           Investment Experience.  Such Investor acknowledges that the purchase of the Shares is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4.           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company and the Shares requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.5.           Restricted Securities.  Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6.           Legends.  It is understood that, except as provided below, certificates evidencing the Shares will bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

3.7.           Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8.           No General Solicitation.  Such Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

3.9.           Brokers and Finders. Neither the Investor nor any third party will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.             Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investor that:

4.1.           Organization; Execution, Delivery and Performance.

(a)           The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)           (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.           Securities Duly Authorized.  The Transaction Securities to be issued to the Investor pursuant to this Agreement and the other Transaction Documents, have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the other Transaction Documents, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.  Subject to the accuracy of the representations and warranties of the Investor to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

4.3.           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) will not: (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents.  Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except as required under the Securities Act, the Exchange Act and any applicable state securities laws, the

Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Transaction Securities in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.           Capitalization.  The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Common Stock, of which as of September 17, 2013, (A) 136,716,783 shares are issued and outstanding, (B) 28,642,400 shares are reserved for issuance pursuant to stock options granted and (C) 15,516,000 shares are reserved for issuance pursuant to warrants to purchase Common Stock; and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.  Schedule 4.4(a) sets forth, as of the date hereof, the number of authorized securities of the Company and, as of September 17, 2013, the issued and outstanding securities of the Company (including the number of securities, the class or type of securities, and the exercise or conversion price and the exercise or conversion period, as applicable, of any options, warrants, convertible or exchangeable securities, or other rights).  Except as described above, in the SEC Documents and in Schedule 4.4(a) hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act.  Except as described in Schedule 4.4(b) hereto, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company or any of its Subsidiaries (or in any agreement providing rights to security holders).  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.  The issuance and sale of the Transaction Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

4.5.           SEC Information.

(a)           The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investor via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2013 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)           The shares of Common Stock are currently quoted on the OTC Bulletin Board and the OTC QB tier of the OTC Markets Group.  Except as set forth in the SEC Documents, the Company has not received notice (written or oral) from any regulatory body or the OTC Markets Group to the effect that the Company is not in compliance with the continued quotation and maintenance requirements of such exchange.  The Company is compliance with all such listing and maintenance requirements.

(c)           Each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.6.           Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor

any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2012, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7.           Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8.           No Material Changes.

(a)           Since June 30, 2012, except as set forth in the SEC Documents, there has not been:

(i)            Any material adverse change in the financial condition, operations or business of the Company or any of its Subsidiaries from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company or any of its Subsidiaries outside of the ordinary course of business;

(ii)           Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)          Any incurrence of any material liability outside of the ordinary course of business.

4.9.           No General Solicitation. Neither the Company nor any Person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

4.10.         No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Transaction Securities to the Investor.  The issuance of the Transaction Securities to the Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities or the Securities Act.

4.11.         No Brokers.  The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12.         Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.13.         Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Transaction Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Transaction Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

4.14.         Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.  The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.15.         Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights.  The Company is not aware of any facts which give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16.         Tax Status.  Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17.         Acknowledgement Regarding Investor’s Trading Activity.  It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, the Investor has not been asked by the Company or any of its Subsidiaries to agree, nor has the Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Transaction Securities for any specified term; (ii) the Investor, and counterparties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction.  The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, the Investor may engage in hedging and/or trading activities at various times during the period that the Transaction Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.18.         Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Transaction Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Transaction Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

4.19.         Subsidiaries.  Except for Single Touch Interactive R&D IP, Inc., a Nevada corporation, and Single Touch Interactive, Inc., a Nevada corporation, the Company does not, directly or indirectly, own any shares, partnership interests, joint venture interests or other equity interests in any other Person.  Each Subsidiary of the Company is wholly owned by the Company.  All outstanding shares of capital stock of each Subsidiary of the Company are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company, free and clear of any Liens.  No shares of capital stock of any Subsidiary of the Company are subject to preemptive rights or any other similar rights of stockholders or any Lien imposed through the actions or failure to act of the Company or any of its Subsidiaries.

4.20.         Shell Company Status.  The Company is subject to Rule 144(i)(1)(ii) but has ceased to be an issuer subject to Rule 144(i)(1)(i).  The Company is in compliance with all filing requirements contained in Rule 144(i)(2).

4.21.         Title to Properties.  Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of any Liens that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Documents, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.22.         Transactions with Affiliates.  Except as disclosed in the SEC Documents, none of the officers or directors of the Company or any of its Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.23.         Insurance Coverage.  The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each of its Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.24.         Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.             Registration Rights.

5.1.           Mandatory Registration; Piggyback Registration.

(a)           Mandatory Registration.  The Company shall, at its sole cost and expense, file a Registration Statement on the appropriate form under the Securities Act with the SEC covering the re-sale from time to time of all of the Registrable Securities, time being of the essence.  The Company shall file the Registration Statement no later than three months after the Closing Date.  The Company will use its best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 180 days of the Closing Date (the “Effectiveness Deadline”)), and to keep such Registration Statement effective for a minimum of three years.

(b)           Piggyback Registration.  If at any time following the date of this Agreement that any Registrable Securities remain outstanding (i) there is not one or more effective Registration Statements covering all of the Registrable Securities and (ii) the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and include in such registration (a “Piggyback Registration”) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice.  Such notice shall offer the holders of the Registrable Securities the opportunity to register such number of shares of Registrable Securities as each such holder may request and shall indicate the intended method of distribution of such Registrable Securities.

(c)           Cut Back Shares.  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act as a result of a characterization by the SEC of the transaction described by the Registration Statement as a primary offering by the Company or requires the Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter”.  The Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have its counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Investor’s counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 5.1(c), the SEC refuses to alter its position, the Company shall, (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor.  The Company shall not be deemed to be in breach of the provisions of Section 5.1(a) solely as a result of the removal from the Registration Statement of the Cut Back Shares under the circumstances described in, and in compliance with the terms of, this section.  Within six (6) months, or such earlier time as permitted by the SEC, of the initial Registration Statement filed hereunder being declared effective, the Company shall file an additional Registration Statement containing the Cut Back Shares.  With regard to the new Registration Statement, all of the provisions of this Section 5 shall again be applicable to the Cut Back Shares, except that the Effectiveness Deadline for such Cut Back Shares shall be the 90th day following the filing of such new Registration Statement.

5.2.           Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless the Investor and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other Person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b)           Indemnification by the Investor.  The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.2 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.2 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e)           Other Rights to Indemnification.  The provisions of Section 5.2 of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

5.3.           Company Efforts.  If and whenever the Company is required by the provisions of this Section 5 to use its best efforts to register any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible under the circumstances:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing (and, in the case of any registration statement being filed under Section 5.1(a) hereof, no later than the Effectiveness Deadline, and otherwise within 90 days of the filing of such registration statement) and remain effective three years.

(b)           Subject to Section 5.1 of this Agreement, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective for three years and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities.

(c)           Furnish to the sellers participating in the offering pursuant to such registration statement, applicable copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

(d)           Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating seller to consummate the disposition of the Registrable Securities in such jurisdictions.

(e)           Notify each seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)           As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to the sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, at the Company’s option, Rule 158 thereunder.  To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to such sellers.

(g)           Upon request, deliver promptly to counsel of each seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such seller to do such investigation at such seller’s sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary and for a proper purpose related to the seller offering securities pursuant to the registration statement.  Each seller agrees that it will use its best efforts not to interfere unreasonably with the Company’s business when conducting any such investigation and each seller shall keep any such information received pursuant to this Section 5.3(g) confidential.

(h)           Provide a transfer agent and registrar located in the United States for all such shares of Common Stock covered by such registration statement not later than the effective date of such registration statement.

(i)           Pay all Registration Expenses (as defined below) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each seller shall pay all underwriting discounts, commissions and transfer taxes, and its own counsel and accounting fees, if any, relating to the sale or disposition of such seller’s Registrable Securities pursuant to such registration statement.  As used herein, “Registration Expenses” means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of or disbursements by the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company’s independent public accountants.

(j)           Timely make all filings with FINRA and pay all FINRA filing expenses (including FINRA filing fees) incurred in connection with filings that are required by Rule 5110 of FINRA so that FINRA members may resell Registrable Securities pursuant to an effective registration statement without further filings under such rule by them.

5.4.           Cooperation by Investor.  The Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5.  The Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

5.5.           Specific Performance.  The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5 and that such failure would not be adequately compensable in damages, and therefore agrees that its obligations and agreements contained in this Section 5 may be specifically enforced.  In the event that the Company shall fail to file such registration statement when required pursuant to Section 5.1 of this Agreement or to keep any registration statement effective as provided in this Section 5 or otherwise fails to comply with its obligations and agreements in this Section 5, then, in addition to any other rights or remedies the Investor may have at law or in equity, including, without limitation, the right of rescission, the Company shall indemnify and hold harmless the Investor from and against any and all manner or loss which it may incur as a result of such failure.  In addition, the Company shall also reimburse the Investor for any and all reasonable legal fees, expenses and disbursements incurred by it in enforcing its rights pursuant to this Section 5, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by the Investor.

6.             Transfer Restrictions.

6.1.           Transfer or Resale.  The Investor understands that:

(i)            Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion of the Transaction Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless:

(A)           the Transaction Securities are sold pursuant to an effective registration statement under the Securities Act;

(B)           the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(C)           the Transaction Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Transaction Securities only in accordance with this Section 6.1 and who is an Accredited Investor (as defined in Rule 501(a) of Regulation D);

(D)           the Transaction Securities are sold pursuant to Rule 144; or

(E)           the Transaction Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each case (other than clause (A)), the Investor shall have delivered to the Company a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Transaction Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2.           Transfer Agent Instructions.  If the Investor (a) provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Registrable Securities may be made without registration under the Securities Act and such sale or transfer is effected or (b) effects a sale or transfer of any Registrable Securities pursuant to an effective registration statement under the Securities Act, the Company shall, in each case, permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend (if permitted by law), in such name and in such denominations as specified by such Investor.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor, by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.             Conditions to Closing of the Investor.

The obligation of the Investor hereunder to purchase the Transaction Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1.           Representations, Warranties and Covenants.  The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2.           Consents.  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Transaction Securities.

7.3.           Delivery by Company.  The Company shall have duly executed and delivered to the Investor (A) each of the other Transaction Documents and (B) an instruction letter to the Company’s transfer agent regarding the issuance of the Transaction Securities being purchased by such Investor at the Closing pursuant to this Agreement and the other Transaction Documents.

7.4.           Legal Opinion.  The Investor shall have received the opinion of the Company’s counsel (reasonably acceptable to the Investor), dated as of the Closing Date, in the form reasonably acceptable to such Investor, which shall include, without limitation, opinions that the offering of the Transaction Securities is exempt from registration under the Securities Act and is in compliance with applicable state (“blue sky”) securities laws.

7.5.           No Material Adverse Effect.  Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6.           No Prohibition.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7.           No Stop Order.  No stop order or suspension of trading shall have been imposed by the SEC or any governmental or regulatory authority, self regulatory organization or stock market with respect to public trading in the Common Stock.

7.8.           Secretary’s Certificate.  The Company shall have delivered to the Investor a certificate, duly executed on behalf of the Company by its Secretary or Chief Executive Officer, dated the Closing Date: (a) certifying and attaching the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents; (b) certifying and attaching the current versions of the Certificate of Incorporation and Bylaws of the Company; (c) certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents and related documents on behalf of the Company; and (d) certifying and attaching good standing certificates evidencing (i) the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Closing Date; and (ii) the qualification as a foreign corporation and good standing of the Company and each of its Subsidiaries issued by the Secretary of State (or comparable office) of each jurisdiction in which such entity conducts business, as of a date reasonably proximate to Closing Date.

7.9.           Other Documents.  The Company shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8.             Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with the Investor are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

8.1.           Representations and Warranties.  The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.           Corporate Proceedings.  All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9.             Miscellaneous.

9.1.           Termination.

(a)           The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows: (i) upon the mutual written consent of the Company and the Investor; (ii) by the Company, upon written notice to the Investor, if any of the conditions set forth in Section 8 hereof shall have become incapable of fulfillment, and shall not have been waived by the Company; (iii) by the Investor, upon written notice to the Company, if any of the conditions set forth in Section 7 hereof shall have become incapable of fulfillment, and shall not have been waived by the Investor; or (iv) by either party, upon written notice to the other party, if the Closing shall not have occurred on or prior to the tenth (10th) Business Day following the date hereof; provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)           Nothing in this Section 9.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.2.           Notices.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

Single Touch Systems Inc. 100 Town Square Place, Suite 204 Jersey City, NJ 07310 Telephone: 201-275-0555 Facsimile: 201-942-3091 Attention: James Orsini, CEO	With a copy to:	Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Telephone: 212-930-9700 Facsimile: 212-930-9725 Attention: Gregory Sichenzia, Esq.

The Investor:

As per the contact information provided on Exhibit A attached hereto.

9.3.           Survival of Representations and Warranties.  Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

9.4.           Indemnification.

(a)           The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.5.           Entire Agreement.  This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.6.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as expressly provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7.           Current Public Information.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, for a minimum of three years from the date of the Closing, if the Investor or its transferees still own Registrable Securities, the Company shall use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) for a minimum of 36 months from the date of the Closing if an Investor or transferee of it still owns any Registrable Securities, and in relation to a proposed sale of the Registerable Securities, furnish to such holder of Registrable Securities, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act (including without limitation compliance with Rule 144(c) relating to current public information), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration.

9.8.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, the Investor may, without the consent of the Company, assign its rights hereunder to any Person that purchases Transaction Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the Exchange Act.

9.9.           Public Disclosures.  The Company shall on or before 8:30 a.m., New York time, within four (4) Business Days after the date of the Closing, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents that are required to be filed pursuant to those requirements (which may include, without limitation, this Agreement and any schedules or attachments to this Agreement) (including any exhibits, the “8-K Filing”).  From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Investor by the Company in connection with the transactions contemplated by the Transaction Documents. The Company shall be entitled, without the prior approval of the Investor, to make the press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing, any Registration Statement registering the Transaction Securities and any other filing as is required by applicable law and regulations), announcement, release or otherwise.

9.10.         Amendment; Waivers.  All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the Investor.

9.11.         Applicable Law; Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement

9.12.         Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or electronic (including PDF) transmission, which shall be deemed an original.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
President and Chief Executive Officer

By:	/s/ John Quinn
Chief Financial Officer

INVESTOR:

STILLWATER TRUST LLC

By:	/s/ Christopher Brody
Name:	Christopher Brody
Title:	Vice President

Exhibit A

Investor	Shares	Purchase Price
Stillwater Trust LLC Address for notice: Stillwater Trust LLC 655 Madison Avenue New York, NY 10065 Facsimile: (212) 940-9645 Attention: Christopher Minton With a copy to: Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Facsimile: (212) 262-7402 Attention: Robert G. Minion, Esq. Seth T. Goldsamt, Esq.	500,000	$245,000

Schedule 4.4(a)

Capitalization

The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Common Stock, of which as of September 17, 2013, (A) 136,716,783 shares are issued and outstanding, (B) 28,642,400 shares are reserved for issuance pursuant to stock options granted and (C) 15,516,000 shares are reserved for issuance pursuant to warrants to purchase Common Stock; and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.

Following is a summary of the outstanding options and warrants to purchase shares of Common Stock of the Company as of September 17, 2013:

TYPE OF SECURITY	NUMBER OF SHARES OF COMMON STOCK FOR WHICH EXERCISABLE	EXERCISE PRICE
Options to purchase Common Stock	14,791,734	$0.469
Options to purchase Common Stock	4,750,666	$0.65
Options to purchase Common Stock	5,000,000	$0.55
Options to purchase Common Stock	1,500,000	$0.63
Options to purchase Common Stock	550,000	$0.325
Options to purchase Common Stock	400,000	$0.331
Options to purchase Common Stock	300,000	$0.50
Options to purchase Common Stock	200,000	$0.446
Options to purchase Common Stock	200,000	$0.225
Options to purchase Common Stock	200,000	$0.687
Options to purchase Common Stock	200,000	$0.705
Options to purchase Common Stock	200,000	$0.389
Options to purchase Common Stock	50,000	$0.682
Options to purchase Common Stock	300,000	$0.604

Warrants to purchase Common Stock	8,586,000	$0.25
Warrants to purchase Common Stock	2,725,000	$0.80
Warrants to purchase Common Stock	2,500,000	$1.00
Warrants to purchase Common Stock	1,250,000	$0.70
Warrants to purchase Common Stock	455,000	$0.305

The outstanding warrants to purchase Common Stock of the Company expire at various times through October 5, 2015. The outstanding options to purchase shares of Common Stock of the Company expire at various times through May 1, 2018.

As of September 17, 2013, the Company had convertible notes in the aggregate principal amount of $3,928,000 which are convertible into Common Stock at a conversion price of $.50, which are convertible through August 31, 2015.

Schedule 4.4(b)

Anti-dilution/Price Adjustment Provisions

Pursuant to the terms of that certain Warrant to Purchase Common Stock dated October 28, 2008 (the “Peltz Warrant”) issued by the Company to Peltz Capital Management, LLC (“PCM”), as subsequently amended by that certain Settlement and Release Agreement dated September 29, 2010 among the Company, PCM and Anthony Macaluso, the Company has granted to PCM anti-dilution protection under the Peltz Warrant in the event the Company issues or sells any Common Stock at a price per share that is less than the exercise price of the Peltz Warrant.  As of the date hereof, and immediately prior to and after the Closing, the Peltz Warrant is exercisable for 1,750,000 shares of Common Stock at a price per share of $0.08, and expires on October 13, 2013.